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                                                                   EXHIBIT 10.23


                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between INCYTE GENOMICS, INC., a Delaware corporation (the "Company"), and ROY A. WHITFIELD (the "Executive"), dated as of the 2nd day of May, 2001.

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other comparable corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     SECTION 1. DEFINITIONS

     (a) "Annual Base Salary" shall mean the highest rate of annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Change in Control or, in the case of termination other than on account of a Change in Control, the Date of Termination occurs.

     (b) "Business Unit" shall mean a Subsidiary or a business division of the Company or Subsidiary in which the Executive is primarily employed.

     (c)  "Cause" shall mean:

          (i) The willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or impairment), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

          (ii) The willful engaging by the Executive in illegal conduct, gross misconduct or dishonesty which is materially and demonstrably injurious to the Company; or

          (iii) Unauthorized and prejudicial disclosure or misuse of the Company's secret, confidential or proprietary information, knowledge or data relating to the Company or its affiliates.
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          Notwithstanding the foregoing, "Cause" shall not include any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

     (d) "Change in Control" shall mean the occurrence of any of the following events:

          (i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

                 (A) Had been directors of the Company 24 months prior to such change; or

                 (B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

          (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company;

          (iii) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;

          (iv) There is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company to a Subsidiary or to an entity, the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

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          (v)    The sale, transfer or other disposition of a substantial
     portion of the stock or assets of the Company or a Business Unit or a similar transaction as the Board, in each case, in its sole discretion, may determine to be a Change in Control.

     The term "Change in Control" shall not include a transaction, the sole purpose of which is to change the state of the Company's incorporation or the initial public offering of the stock of a Business Unit.

     (e) "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or impairment which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

     (f) "Employment Agreements" shall mean this Agreement and all other employment agreements with executive officers of the Company similar to this Agreement that are in effect as of the first Change in Control to occur after April 1, 2001.

     (g) "Employment Period" shall mean the 24-month period following the occurrence of a Change in Control.

     (h)  "Good Reason" shall mean:

          (i) The assignment to Executive of any duties inconsistent with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to a Change in Control or any other action by the Company that results in a diminishment in such position, authority, duties or responsibilities; or

          (ii) (A) Except as required by law, the failure by the Company to continue to provide to Executive benefits substantially equivalent or more beneficial (including in terms of the amount of benefits provided and the level of participation of Executive relative to other participants), in the aggregate, to those enjoyed by Executive under the Company's employee benefit plans (including, without limitation, any pension, deferred compensation, split-dollar life insurance, supplemental retirement, retirement or savings plan(s) or program(s)) and Welfare Benefits in which Executive was eligible to participate immediately prior to the Change in Control; or (B) the taking of any action by the Company that would, directly or indirectly, materially reduce or deprive Executive of any other benefit, perquisite or privilege enjoyed by Executive immediately prior to the Change in Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (iii) The Company's requiring the Executive to be based at any office or location more than 35 miles from the office or location where the Executive is based immediately prior to the Change in Control; or

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          (iv)   Any reduction in the Executive's Base Salary or Target Bonus opportunity; or

          (v)    A material breach by the Company of this Agreement.

     (i) "Limitation Amount" shall mean the sum of Payments that constitute nondeductible "excess parachute payments" under section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), assuming such Payments constitute the only payments made on account of a Change in Control, that result in a deemed Federal income tax cost to the Company, calculated as set forth in the succeeding sentences, of $10,000,000. The Limitation Amount is based on the estimated Federal income tax cost to the Company resulting from the nondeductibility of such excess parachute payments, which tax cost shall not exceed $10,000,000. The initial Limitation Amount is $28,571,428.57, based on the Federal corporate income tax rate of 35% for tax years ending in 2001. The Limitation Amount shall be adjusted if, and when, the Federal corporate income tax rate changes to such amount as shall equal the quotient obtained by dividing $10,000,000 by such changed Federal corporate income tax rate; provided, however, that the Limitation Amount shall not be so adjusted after the first Change in Control to occur after April 1, 2001.

     (j) "Payment" shall mean any payment or transfer by the Company under this Agreement to or for the benefit of the Executive (including for this purpose those made pursuant to Section 3(a)(iii)) or, as the case may be, any such payment or transfer made to another executive officer of the Company pursuant to another Employment Agreement. "Payment" shall not include any amount that would be payable to the Executive or another executive officer of the Company that would be payable in the event of a Change in Control regardless of the existence of this Agreement or the relevant Employment Agreement, as the case may be. By way of example, an amount in respect of an option that by its terms, and not pursuant to the terms of this Agreement, accelerates upon a Change in Control shall not be deemed to be a Payment.

     (k) "Subsidiary" shall mean any other entity, whether incorporated or unincorporated, in which the Company or any one or more of its Subsidiaries directly owns or controls (i) 50% or more of the securities or other ownership interests, including profits, equity or beneficial interests, or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing similar function with respect to such other entity that is not a corporation.

     (l) "Target Bonus" shall mean the Executive's target bonus under the Company's annual bonus program, or any comparable bonus under any predecessor or successor plan for the year prior to the year in which the Change in Control occurs.

     (m) "Welfare Benefits" shall mean welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, and group life plans and programs) (i) in effect for the Executive at any time during the 120-day period immediately preceding (A) the Change in Control or (B) the Date of Termination (as defined below) or (ii) which are provided at any time after the Change in Control to peer executives of the Company and its affiliated

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companies, whichever of (i)(A), (i)(B) or (ii) provides the most favorable benefit to the Executive, as determined separately for each such benefit.

     SECTION 2. TERMINATION OF EMPLOYMENT DURING THE EMPLOYMENT PERIOD.

     (a)  Death or Disability. The Executive's employment shall terminate
          -------------------
automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

     (b)  Cause. The Company may terminate the Executive's employment for Cause
          -----
during the Employment Period.

     (c)  Good Reason. The Executive's employment may be terminated by the
          -----------
Executive for Good Reason during the Employment Period. For purposes of this
Section 2(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. The termination of the Executive's employment with the Company prior to, but in anticipation of or in connection with, a Change in Control shall be deemed to be a termination by the Executive for Good Reason during the Employment Period if the Board, in its sole discretion, shall so determine. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the first 12 months of the Employment Period shall be deemed to be a termination for Good Reason for all purposes of this Agreement. (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason during the Employment Period, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e)  Date of Termination. "Date of Termination" means (i) if the
          -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason during the Employment Period, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the

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Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     SECTION 3. OBLIGATIONS OF THE COMPANY UPON TERMINATION.


     (a)  Good Reason; Other Than for Cause, Death or Disability. If, during the
          ------------------------------------------------------
Employment Period, the Company shall terminate the Executive's employment other than for Cause or the Executive shall terminate employment for Good Reason (and the Executive's employment is not terminated by reason of death or Disability):

          (i) the Company shall pay to the Executive the aggregate of the following amounts:

                 (A) the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Target Bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                 (B) the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Target Bonus or, if greater, the bonus pursuant to the Company's management bonus plan in the most recently completed fiscal year.

     The payments described in this Section 3(a)(i) shall be paid to the Executive in a lump sum in cash within 30 days after the Date of Termination unless the Executive elected to receive such payments in equal installments in accordance with the Company's usual payroll practices over the 36-month period following the Date of Termination. Such election may be made at any time prior to the Employment Period and may be amended or revoked at the sole discretion of the Executive prior to the date of the Change in Control.

          (ii) For 36 months after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue Welfare Benefits to the Executive and/or the Executive's family; provided, however, that if the
                                                  --------  -------
     Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under an other employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until 36 months after the Date of Termination and to have retired on the last day of such period;

     until 36 months after the Date of Termination and to have retired on the last day of such period;

          (iii) All options and stock acquired under the 1991 Stock Plan of Incyte Genomics, Inc. or any other stock-based incentive plan of the Company which have not vested in accordance with the terms and conditions of the grant, award or purchase, shall become 100% vested and shall be exercisable for 12 months from the Date of Termination;

          (iv) The Company shall, at its sole expense as incurred, provide the Executive with outplacement services for a period of 12 months following the Date of Termination, the scope and provider of which shall be selected by the Executive in his sole discretion;

          (v) The Company shall, at its sole expense as incurred, provide the Executive with an office, secretarial and other assistance, and use of Company telecommunications and computer services for a period of 36 months following the Date of Termination; and

          (vi) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (b)  Termination for Cause. If the Executive's employment shall be
          ---------------------
terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) the Executive's Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. In such case, all amounts due and owing to the Executive pursuant to this Subsection (b) shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     (c)  Voluntary Termination. If the Executive voluntarily terminates
          ---------------------
employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligations to the Executive other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all amounts due and owing to the Executive pursuant to this Subsection (c) shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     (d)  Death or Disability. If the Executive's employment is terminated
          -------------------
during the Employment Period due to the death or Disability of the Executive, this Agreement shall terminate without further obligations to the Executive other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all amounts due and owing to the Executive or the Executive's estate, as the case may be, pursuant to this Subsection (c) shall be paid to the Executive or the Executive's estate in a lump sum in cash within 30 days of the Date of Termination.

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     SECTION 4. SECTION 280G

     (a)  Basic Rule. Notwithstanding anything in this Agreement to the
          ----------
contrary, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any Payments would constitute "excess parachute payments" within the meaning of section 280G of the Code that in the aggregate exceed the Limitation Amount, then the Payments made pursuant to this Agreement shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 4, the "Reduced Amount" shall be the amount, expressed as a present value, that maximizes the aggregate present value of the Payments to the Executive without causing the sum of the Payments made hereunder and under all Employment Agreements to exceed the Limitation Amount. The Payments for the Executive under this Agreement and for each executive officer under the other Employment Agreements, as so reduced, shall be determined on a pro rata basis based on the total Payments payable pursuant to the Employment Agreements, calculated as of the date of the first Change in Control to occur after April 1, 2001.

     (b)  Reduction of Payments. If the Auditors determine that any Payments
          ---------------------
made pursuant to this Agreement would exceed the Limitation Amount because of section 280G of the Code, which calculation shall occur at the time of the Change in Control, then the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Executive may then elect, in the Executive's sole discretion, which and how much of such Payments shall be eliminated or reduced (as long as after such election the aggregate present value of such Payments, as so eliminated or reduced, equals the Reduced Amount) and shall advise the Company in writing of the Executive's election 0within 10 days of receipt of notice. If no such election is made by the Executive within such 10-day period, then the Company may decide which and how much of such Payments shall be eliminated or reduced (as long as after such decision the aggregate present value of such Payments, as so eliminated or reduced, equals the Reduced Amount) and shall notify the Executive promptly of such decision. For purposes of this Section 4, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 4 shall be binding upon the Company and the Executive and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay or transfer to or for the benefit of the Executive in the future such amounts as become due to the Executive under this Agreement.

     (c)  Overpayments and Underpayments. As a result of uncertainty in the
          ------------------------------
application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company pursuant to this Agreement that should not have been made (an "Overpayment") or that additional Payments that will not have been made by the Company pursuant to this Agreement could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Executive which he or she shall repay to the

Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent that such payment would not reduce the Company's Federal income tax liability under section 280G of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Executive, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     (d)  Waiver of Limitation. At any time, and in its sole discretion, the
          --------------------
Company's Compensation Committee of the Board of Directors may elect to waive, in whole or in part, the reduction of a Payment to be made pursuant to this Agreement, notwithstanding the determination that such Payment will nondeductible by the Company for federal income tax purposes because of section 280G of the Code, or that it exceeds the Limitation Amount.

     (e)  Related Corporations. For purposes of this Section 4, the term
          --------------------
"Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

     SECTION 5. NON-EXCLUSIVITY OF RIGHTS.

     Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 9(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     SECTION 6. FULL SETTLEMENT.

     The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in section 7872(f)(2)(A) of the Code.

     SECTION 7. CONFIDENTIAL INFORMATION.

     The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     SECTION 8. SUCCESSORS.

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the relevant Business Unit to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or such Business Unit would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     SECTION 9. Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:
         at the Executive's current address as shown on the records of the Company.

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

         If to the Company:
         Incyte Genomics, Inc.
         3160 Porter Drive
         Palo Alto, CA 94304
         Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 2(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Change in Control, the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time, in which case the Executive shall have no further rights under this Agreement. From and after the closing of a Change in Control transaction, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Executive and the Company, through its duly authorized Officer, have executed this Agreement as of the day and year first above written.


                                    EXECUTIVE



                                    /s/ Roy A. Whitfield
                                    ----------------------------------
                                               Roy A. Whitfield

                                    COMPANY



                                    By /s/ E. Lee Bendekgey
                                       -------------------------------
                                               E. Lee Bendekgey
                                           Executive Vice President
                                             and General Counsel



                                    By /s/ John M. Vuko
                                       -------------------------------
                                               John M. Vuko
                                          Executive Vice President
                                         and Chief Financial Officer

                                      -12-